Exhibit 5.3

UBS AG Bahnhofstrasse 45 8001 Zurich Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH–8005 Zurich homburger.ch T +41 43 222 10 00
Zurich, August 1, 2025

UBS AG, acting through its Jersey branch or its London branch
Registration Statement on Form F-3 for Debt Securities and Warrants

We, Homburger AG, have acted as special Swiss counsel to UBS AG in connection with offerings by UBS AG, acting through either its Jersey branch or its London branch (each, an Issuing Branch), of (i) debt securities to be issued by it from time to time on or after the date hereof under the Senior Debt Indenture (as defined below) (any such debt securities, the Debt Securities), and (ii) warrants to be issued by it from time to time on or after the date hereof under the Warrant Indenture (as defined below) (any such warrants, the Warrants, and, together with the Debt Securities, the Securities), which offerings are registered with the U.S. Securities and Exchange Commission (the SEC) by way of UBS AG's registration statement on Form F-3 filed on February 4, 2025 and effective on February 6, 2025 (excluding the documents incorporated by reference therein, the Registration Statement). As such counsel, we have been requested to give our opinion as to certain matters of Swiss law relating to the Securities.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to in any of the Documents (including, in the case of the Registration Statement, any document incorporated by reference therein or exhibited thereto) or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

(i)	an electronic copy of the Registration Statement;
(ii)	an electronic copy of the executed indenture dated as of June 12, 2015 (the Senior Base Indenture), between UBS AG and U.S. Bank Trust National Association, as trustee (the Senior Debt Trustee);
(iii)	an electronic copy of the executed first supplemental indenture to the Senior Base Indenture dated as of July 3, 2017 (the Senior Debt First Supplemental Indenture), between UBS AG and the Senior Debt Trustee;
(iv)	an electronic copy of the executed fifth supplemental indenture to the Senior Base Indenture dated as of June 1, 2022 (together with the Senior Base Indenture and the Senior Debt First Supplemental Indenture, the Senior Debt Indenture), between UBS AG and the Senior Debt Trustee;
(v)	an electronic copy of the executed warrant indenture dated as of June 12, 2015 (the Warrant Indenture and, together with the Senior Debt Indenture, the Indentures), between UBS AG and U.S. Bank Trust National Association, as warrant trustee;
(vi)	electronic copies of the product supplements (the Existing Reference Product Supplements) filed by UBS AG with the SEC and listed on Annex A of the confirmation letter of UBS AG addressed to Homburger AG, dated February 6, 2025, regarding opinions relating to Debt Securities and Warrants (as such letter may be amended, supplemented or otherwise modified from time to time, the UBS Confirmation Letter in Respect of Opinions);
(vii)	a copy of the articles of association (Statuten) of UBS AG in their version dated as of April 23, 2024, certified by the Commercial Register of the Canton of Zurich in Switzerland (the Articles);
(viii)	a certified excerpt from the Commercial Register of the Canton of Zurich in Switzerland for UBS AG, dated July 15, 2025 (the Excerpt);
(ix)	an electronic copy of (x) the organization regulations (Organisationsreglement) of UBS AG, valid as of May 1, 2024 (the 2024 Organization Regulations), and (y) the organization regulations (Organisationsreglement) of UBS AG, valid as of April 17, 2025 (the 2025 Organization Regulations);
(x)	an electronic copy of (x) the organization regulations (Organisationsreglement) of UBS Group AG, valid as of July 1, 2024 (the 2024 Group Organization Regulations), and (y) the

organization regulations (Organisationsreglement) of UBS Group AG, valid as of April 17, 2025 (the 2025 Group Organization Regulations);

(xi)	an electronic copy of the UBS Delegation of Authorities Group Finance (including Group Treasury) 9-C-011610 in its version published on July 9, 2025 (the Delegation);
(xii)	an electronic copy of the Policy on Signing Authority 1-P-000052 in its version published on December 14, 2023 (the 2023 Signing Authority Policy);
(xiii)	an electronic copy of the Policy on Signing Authority 1-P-000052 in its version published on June 16, 2025 (the 2025 Signing Authority Policy);
(xiv)	an electronic copy of (x) the Officers' Certificate, executed and delivered pursuant to Section 301 of the Senior Debt Indenture, dated June 12, 2015, including Annex A and Annex B thereto, establishing the terms of UBS AG's Medium-Term Notes, Series B, and (y) the Officers' Certificate, executed and delivered pursuant to Section 301 of the Warrant Indenture, dated June 12, 2015, including Annex A and Annex B thereto, establishing the terms of UBS AG's Warrants (such officers' certificates, collectively, the Officers' Certificates); and
(xv)	an electronic copy of the resolutions of the Group Treasurer and the Group Chief Financial Officer, dated November 11, 2024, relating to, among other things, the filing of the Registration Statement and the offering and issuance of the Securities, and delegating authority to, among other things, sign and enter into on behalf of UBS AG any documents and take any other actions on behalf of UBS AG authorized by such resolutions (or that are necessary or appropriate in furtherance of any actions authorized by such resolutions) to any two "Authorized Officers" listed in Schedule I to such resolutions (the Resolutions).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signature of UBS AG (whether acting through its head offices or through one of its branches) on any such document has been affixed thereto by the individual to whom such electronic signature belongs and such signature has not been removed or otherwise altered in any way;
(c)	the Articles, the 2025 Organization Regulations, the 2025 Group Organization Regulations, the Delegation, the 2025 Signing Authority Policy and the Officers' Certificates are in full force and effect and have not been amended;
(d)	the 2024 Organization Regulations, the 2024 Group Organization Regulations and the 2023 Signing Authority Policy were in full force and effect and had not been amended as of the date of the Resolutions;
(e)	the UBS Confirmation Letter in Respect of Opinions in effect as of the date hereof is and will remain in full force and effect and has not been and (except pursuant to an amendment thereof that has been agreed between UBS AG and Homburger AG in accordance with the terms thereof) will not be amended;
(f)	the Resolutions are and will remain in full force and effect and have not been and (other than any amendments to the list of officers identified as "Authorized Officers" in Schedule I thereto that are made by any two persons (one of which must be the Group Treasurer or the Group Chief Financial Officer) with the requisite authority to delegate the authority to such officers described in the Resolutions, acting jointly, and otherwise in accordance with the terms of the Resolutions) will not be amended;
(g)	the Excerpt is correct, complete and up-to-date in respect of the matters relevant for purposes of this opinion;
(h)	the Registration Statement is in full force and effect and effective under the Securities Act and has not been amended or supplemented as to the matters affecting the opinions herein;
(i)	each Indenture is in full force and effect and has not been amended or supplemented as to the matters affecting the opinions herein (other than, in the case of the Senior Debt Indenture, by any supplements thereto relating to issuances thereunder that do not qualify as Securities);
(j)	the Securities qualify as Securities (as defined in the Resolutions);
(k)	immediately after giving effect to the issuance of any Securities, the aggregate initial public offering price of securities (including the Securities) that have been issued from time to time pursuant to the Resolutions will not exceed USD 60,000,000,000 or the equivalent in such foreign currencies or units of two or more currencies (based on the applicable exchange rate at the time of offering), as determined in accordance with the Resolutions;
(l)	each issuance, offering and sale of Securities will be conducted in the manner described in the Registration Statement and the relevant Indenture;

(m)	the Securities will not be (i) publicly offered, directly or indirectly, in Switzerland within the meaning of article 3(h) of the Swiss Financial Services Act of June 15, 2018, as amended, and/or (ii) admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland;
(n)	the Securities and any documents in connection with the Securities will be duly issued, executed, authenticated, delivered, offered and sold in accordance and compliance, as applicable, with (i) the relevant Indenture, (ii) the relevant Officer's Certificate, (iii) the Resolutions (including, without limitation, the list of officers identified as "Authorized Officers" in Schedule I thereto (as such Schedule I may have been amended at the relevant time by any two persons (one of which must be the Group Treasurer or the Group Chief Financial Officer) with the requisite authority to delegate the authority to such officers described in the Resolutions, acting jointly, and otherwise in accordance with the terms of the Resolutions)), (iv) the rank and function requirements, the form requirements for any electronic signature (whether a scanned signature or other handwritten signature reproduction by machine or a digital signature), if applicable, and the restrictions on signing authority for the relevant business area and jurisdiction, in each case, set out in the 2025 Signing Authority Policy, and (v) any relevant distribution agreement, and the terms set out in the Securities correspond and conform to the relevant Indenture;
(o)	the decision to issue the Securities will be based on market demand and not for purposes of executing on Group capital or external Group funding plans within the meaning of the Delegation;
(p)	with respect to individual Securities to be issued, the relevant Issuing Branch has complied and will comply with all internal guidelines, and any requirements of the laws of the jurisdiction in which such Issuing Branch is domiciled, applicable to such Issuing Branch with respect to the issuance of such Securities;
(q)	the Securities do not have any terms other than (i) as specified in the Existing Reference Product Supplements, or (ii) as specified in any product supplement that may be listed on Annex A of the UBS Confirmation Letter in Respect of Opinions from time to time pursuant to an amendment thereof that has been agreed between UBS AG and Homburger AG in accordance with the terms thereof on or before the issue date of the relevant Securities (together with the Existing Reference Product Supplements, the Reference Product Supplements), or, in case of the inclusion of any alternative or additional terms in any Securities that are not specified in the Reference Product Supplements, such alternative or additional term will not violate mandatory provisions of Swiss law; and
(r)	the Securities will only reference any security, rate, index or other market measure that is either described in one of the Reference Product Supplements or based on:
(i)	a publicly traded common equity security of an issuer subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act), or the U.S. Investment Company Act of 1940, as amended, so long as such issuer or such issuer's jurisdiction of incorporation does not appear on any of the United Nations Security Committee's targeted sanction lists or any sanction list issued by the Swiss or U.S. government; or

(ii)	an index tracking securities traded on established equity markets in North America, South America, Europe, Australia or Asia; or
(iii)	a commodity, commodity futures, index of commodities or index of commodity futures included in the universe of components eligible to be included in the Bloomberg Commodity Indices and the S&P GSCI Commodity Indices; or
(iv)	a currency or index of currencies; or
(v)	a measure, such as an inflation or volatility measure, published by the government of the United States of America, an agency thereof or a self-regulatory organization (as defined under the Exchange Act); or
(vi)	a government issued security; or
(vii)	an interest or swap rate.
III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that:

1.	UBS AG is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.
2.	UBS AG has the necessary corporate power and authority to, acting through the relevant Issuing Branch, issue the Securities.
3.	With respect to any tranche of Securities to be issued by UBS AG, acting through the relevant Issuing Branch, when the terms, issuance and sale of such Securities have been approved by any two officers identified as "Authorized Officers" in Schedule I to the Resolutions (as such Schedule I may have been amended from time to time by any two persons (one of which must be the Group Treasurer or the Group Chief Financial Officer) with the requisite authority to delegate the authority to such officers described in the Resolutions, acting jointly, and otherwise in accordance with the terms of the Resolutions on or prior to the time of such approval), the issuance of such Securities will have been duly authorized by all necessary corporate action by UBS AG.
IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgment, and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)	We express no opinion on the legality, validity or enforceability of any of the provisions of any Indenture or the Securities or the performance of the obligations assumed by UBS AG thereunder.
(c)	We express no opinion as to tax or banking regulatory matters. Further, we express no opinion on any commercial, accounting, calculating, auditing or other non-legal matter.

* * *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to (i) the filing of this opinion with the SEC as an exhibit to a report on Form 6-K to be filed by UBS AG on the date hereof, which report will be incorporated by reference in the Registration Statement, and (ii) in the case of any pricing supplement relating to any Securities, the use of our name therein under the heading "Validity of the Securities", "Validity of the Notes" or such other similar heading to the extent the statements thereunder describe the duly authorized issuance of such Securities and provided that such Securities meet the requirements described in clauses (q) and (r) of Section II. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as special Swiss counsel to UBS AG and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being the City of Zurich.

Sincerely yours,

HOMBURGER AG